EXHIBIT 99.1

Immediate Release

ServiceMagic®, Inc. to Acquire ImproveNet, Inc.
Acquisition Strengthens ServiceMagic’s Position as the Nation’s Leading Internet Marketing
Solution for Residential Contractors

GOLDEN, Colo. and SCOTTSDALE, Ariz. (June 22, 2005) - ServiceMagic®, Inc. and ImproveNet, Inc. (OTC Bulletin Board: IMPV), the two leading online marketplaces that connect consumers with prescreened residential contractors and home service professionals, today announced they have entered into an agreement whereby ServiceMagic will acquire all of the outstanding stock of ImproveNet. The combination of the two companies will create the most effective, comprehensive and targeted Internet marketing solution for residential contractors. ServiceMagic has agreed to buy all of the outstanding shares and in-the-money warrants and stock options of ImproveNet for approximately $6.72 million in cash or approximately $.12 per share.

Together ServiceMagic and ImproveNet will offer residential contractors and home service professionals the most complete range of interactive services and solutions for marketing and managing their businesses online. The combined consumer bases and contractor networks are expected to drive more leads to participating contractors and improve choice for consumer members. The increased demand is projected to result in more than 165,000 consumer service requests every month to member contractors, which represents an estimated $400 million in monthly home improvement related spending by homeowners.

“By joining forces with ImproveNet, we will be well positioned to capitalize on the growing number of consumers seeking home service professionals and information on home improvement projects through the Internet,” said Rodney Rice, co-CEO of ServiceMagic. “Our combined resources will improve both of our existing services to meet our growing consumer demand.”

Subject to completion of the transaction, ImproveNet business lines will transition to ServiceMagic, including ImproveNet.com, AdServePRO™, ImproveNetPRO.com, 1-800-Contractor and 1-800-CONTRACTOR.COM. The transaction is expected to close in the third quarter of 2005, at which point the services will be combined. Residential contactors in the ImproveNet network will be transitioned to ServiceMagic; resulting in an ultimate increase in ServiceMagic's network of prescreened residential contractors.

“We are excited to join forces with ServiceMagic,” said Jeffrey Rassas, CEO of ImproveNet.“We believe this combination will drive significantly greater lead flow to our contractors, increased exposure for advertising partners and improved choice for our homeowners.”

The transaction is subject to customary closing conditions, including approval of ImproveNet's shareholders, which if not satisfied in the anticipated timeframe would cause an extension of the expected close date. Under a separate agreement, certain members of ImproveNet's senior management, each of whom are significant shareholders of ImproveNet, have agreed to support the transaction.

ABOUT SERVICEMAGIC®, INC.
ServiceMagic®, Inc., headquartered in Golden, Colo., is the nation's leading online marketplace connecting homeowners with prescreened and customer-rated home service professionals. Using proprietary technology to match consumer service requests with local service professionals in real time, the company addresses more than 500 different home service needs that range from simple home repairs and maintenance to complete home remodeling projects. In addition, its 31,000 member businesses are prescreened to help consumers connect with licensed, insured, credible service professionals. ServiceMagic is an operating business of IAC/InterActiveCorp (NASDAQ: IACI). For more information visit http://www.servicemagic.com.

About ImproveNet
ImproveNet, Inc. is a home improvement network for consumers, home improvement service providers and manufacturers, offering a reliable referral-matching service and comprehensive solutions. The ImproveNet® TrueMatch™ platform automatically connects homeowners to screened contractors, architects, designers and builders available in their area. Through ImproveNet’s website and 1-800-Contractor, ImproveNet has been connecting homeowners to screened and system-rated contractors for over eight years. ImproveNet.com offers thousands of pages filled with management tools, product showcases, visualizers, expert advice, and active message boards, providing its customers and associates with instant access to the home improvement marketplace. The ImproveNet AdServePRO™ service delivers the latest industry news on product and services. For further information visit www.ImproveNet.com.

Important Disclosures
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include the information relating to possible or assumed future results of operations of ServiceMagic, Inc. ("ServiceMagic") and its affiliates and ImproveNet, Inc. (OTC Bulletin Boards: IMPV), including those preceded by, followed by or that include the words "believes," "could," "projects," "budgets," "estimates," "intends," "expects," "anticipates" or similar expressions. These statements reflect the current views of ServiceMagic and ImproveNet, Inc. ("ImproveNet") with respect to future events, and are based on information currently available to ServiceMagic and ImproveNet. These forward-looking statements are subject to risks, uncertainties and assumptions that may affect the operations, performance, development and results of ServiceMagic's and its affiliates' and ImproveNet's businesses. The following important factors, in addition to those described in the filings with the Securities and Exchange Commission made by ServiceMagic's parent entity, IAC/InterActiveCorp, and ImproveNet, could affect the future results of ServiceMagic, its affiliates (including IAC/InterActiveCorp) and ImproveNet, and could cause those results to differ materially from those expressed in the forward-looking statements: material adverse changes generally or in economic conditions in the markets served by our businesses; future regulatory actions and conditions in our businesses' operating areas; competition from others; successful integration of our divisions, including recently acquired businesses; product demand and market acceptance; the ability to protect proprietary information and technology or to obtain necessary licenses on commercially reasonable terms; the ability to expand into and successfully operate in foreign markets; and obtaining and retaining key executives and employees. You are cautioned not to place undue reliance on these forward-looking statements, which are made as of the date of this press release. ServiceMagic and ImproveNet undertake no obligation to update or revise the forward-looking statements contained in this press release, whether as a result of new information, future events or any other reason.

Additional Information and Where to Find It

ImproveNet will file with the Securities and Exchange Commission and mail to its shareholders a proxy statement that will contain information about ImproveNet, the proposed transaction and related matters. SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY WHEN IT IS AVAILABLE, AS IT WILL CONTAIN IMPORTANT INFORMATION THAT SHAREHOLDERS SHOULD CONSIDER BEFORE MAKING A DECISION ABOUT THE TRANSACTION. In addition to receiving the proxy statement from ImproveNet by mail, shareholders also will be able to obtain the proxy statement, as well as other filings containing information about ImproveNet, without charge, from the Securities and Exchange Commission's website (http://www.sec.gov) or, without charge, from ImproveNet at www.improvenet.com. This announcement is neither a solicitation of proxy, an offer to purchase nor a solicitation of an offer to sell shares of ImproveNet.

ImproveNet and its officers and directors may be deemed to be participants in the solicitation of proxies with respect to the transactions contemplated by the merger agreement. Information about the participants in the solicitation will be set forth in the proxy statement to be filed with the Commission.

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Elaine N. Schoch
ServiceMagic, Inc.
(303) 963-8028
eschoch@servicemagic.com

Erica Schramm
ImproveNet, Inc.
(480) 346-2073
erica.schramm@improvenet.com